UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2023

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 399-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	TCRX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 23, 2023, TScan Therapeutics, Inc. (“TScan” or the “Company”), issued a press release announcing that the U.S. Food and Drug Administration has cleared its investigational new drug (“IND”) applications to evaluate T-Plex, TSC-204-A0201 and TSC-204-C0702. T-Plex will now serve as the primary IND for TScan’s solid tumor program, enabling customized combinations of T cell receptor-engineered T cell therapies to be administered to patients based on targets and HLAs expressed in their tumors. The press release also announced that TScan also filed secondary INDs for two initial TCR-T products, TSC-204-A0201 and TSC-204-C0702, that target melanoma-associated antigen 1 (MAGE-A1) on HLA types A*02:01 and C*07:02. MAGE-A1 is a cancer-associated antigen overexpressed in 45% of head and neck cancers and 50% of melanoma, cervical, and non-small cell lung cancers. With these INDs cleared, the Company announced that it is now working to open a multicenter Phase 1 clinical trial to establish the safety, preliminary efficacy, and feasibility of repeat dosing of multiplexed TCR-T.

The full text of the press release issued in connection with the announcement is filed as Exhibit 99.1 on this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	Press release, dated January 23, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: January 23, 2023	By:	/s/ Brian Silver
Brian Silver
Chief Financial Officer